Exhibit 99.2

2nd Quarter 2002
Earnings Teleconference
April 22, 2002

Lucent Technologies
Bell Labs Innovations
600 Mountain Avenue
Murray Hill, NJ 07974-0636
1-888-4-Lucent
We make the things that make communications work.™

2nd Quarter 2002 Earnings Teleconference April 22, 2002 Exhibit 99.2

This presentation includes some forward-looking statements about our expectations for our future performance. Actual results could differ materially from those suggested by our comments today. Additional information about factors that could affect future results are addressed in our SEC filings, including our Form 10-K, 10-Q, and 8-Ks. A summary is included at the end of this presentation.

Financial information in this presentation is pro-forma for continuing operations and excludes amortization of goodwill and other acquired intangibles, business restructuring charges, and the results and the gain on the sale of our Optical Fiber business.

Forward-Looking Statement Disclosure

   Q202  Q102  Q2 vs. Q1
Revenues ($M) $3,516 $3,465  1.5%
Gross Margin  22.8%  13.7%  9.1 pts
SG&A ($M):
incl. provisions $ 807 $1,143  29.4%
excl. provisions $ 615  $ 692  11.1%
R&D ($M)  $ 524 $ 608  13.8%
EPS - Cont. ops.  ($0.20)* ($0.23)  13.0%
* Includes 6-cent tax charge

Pro Forma Quarterly Results Highlights

Contributors to Gross Margin Improvement

14%
1%
4%
4%
23%
Q1 '02 Rate
Volume
Mix
Cost Reductions
Q2 '02 Rate

Q1 '02 Volume Mix Cost Q2 '02 Rate Reductions Rate 14% 4% 4% 23% Contributors to Gross Margin Improvement 1%

   Q202  Q102  Q2 vs. Q1
Revenues ($M) $3,516 $3,465  1.5%
Gross Margin  22.8%  13.7%  9.1 pts
SG&A ($M):
incl. provisions $ 807 $1,143  29.4%
excl. provisions $ 615  $ 692  11.1%
R&D ($M)  $ 524 $ 608  13.8%
EPS - Cont. ops.  ($0.20)* ($0.23)  13.0%
* Includes 6-cent tax charge

Pro Forma Quarterly Results Highlights

     Plan  Progress
Reduce:
Annual exp. run-rate    $2 B  $2 B

Working capital     $1 B  $800 M

Planned Cap Ex    $750 M  On track

Headcount reductions

Outsourcing

Voluntary retirement plan   8,500  8,500

BRR Charge     $7-9 B  $8 B

15-20,000

Phase II Restructuring Efforts

23,600

December 31, 2000 Headcount   106,000*

Phase I restructuring     (10,500)
Voluntary retirement  plan     (8,500)
Optical Fiber Systems divestiture   (4,100)
Contract manufacturing    (3,300)
Phase II actions since July     (23,600)
Sub-total       (50,000)

March 31, 2002 Headcount    56,000
* excluding Agere

Headcount Reconciliation

($ millions)	FY02 Q2	FY02 Q1	FY01 Q4	FY01 Q3	FY01 Q2	FY01 Q1
Cash used in Op. Activities	($ 64)	($ 408)	($ 486)	($110)	($1,548)	($1,277)
Capital Spending	(83)	(116)	(288)	(350)	(423)	(329)
Sub-total	(147)	(524)	(774)	(460)	(1,971)	(1,606)
BRR – Cash Component	292	301	343	153	57	-
A/R Securitization	40	110	151	(435)	600	(600)
Operating Cash Flow	$ 185	($ 113)	($ 280)	($ 742)	($1,314)	($2,206)

    FY02   FY01

($ millions)   Q2 Q1  Q4 Q3 Q2 Q1

Cash used in Op. Activities   ($ 64) ($ 408) ($ 486) ($110) ($1,548) ($1,277)
Capital Spending    (83) (116) (288) (350) (423) (329)
 Sub-total    (147) (524) (774) (460) (1,971) (1,606)
BRR - Cash Component 292 301   343 153 57 -
A/R Securitization   40 110 151 (435) 600 (600)
Operating Cash Flow   $ 185 ($ 113) ($ 280) ($ 742) ($1,314) ($2,206)

Operating Cash Flow Review
(including Optical Fiber through 1Q02)

Efforts over the past year have continued
to improve operating cash flow

P&L Impact:
Benefit from tax settlement (1Q02)   $0.03 per share
Foreign tax credit valuation
 allowances (2Q02)       ($0.06) per share

Cash Flow Impact:
Tax Refund for FY01 (2Q02)  $337 M
Refund due to recent tax legislation
  extending NOL carryback period (3Q02) 616 M
       $953 M

Significant Tax-related Items

    March '02 Dec. '01 Sept. '01
($ in millions)

Cash   $4,824   $ 3,069  $ 2,390

Short-term Debt:
Credit Facilities -    -  1,000
Other   82 77  135
Long-term Debt:
Trust Pref'd  1,750   -   -
Other  3,238  3,262  3,274
Total Debt $ 5,070  $ 3,339  $ 4,409

Convertible Pref'd
(Gross)   $1,885  $ 1,885 $ 1,885

Cash & Debt Summary

   March '02 Dec. '01  Sept. '01
($ millions)

Drawn commitments  $ 1,204  $ 1,169  $2,956

Available but not drawn 804  971  1,447

Not available   216   347  911

 TOTAL   $ 2,224  $ 2,487  $5,314

Vendor Finance Summary

Continuing decline in total vendor finance exposure

Key Financial Takeaways

($ billions, except EPS)	2Q02	1Q01	Change
Pro Forma EPS – Cont. ops.	($ 0.20)	($0.42)	↑ 52%
Operating Cash Flow	$ 0.2	($ 2.2)	↑ 109%
Change in Expense Run Rate (annualized - excluding bad debt & customer financing)	($ 4.0)	baseline	↓ $4.0
Headcount	56,000	106,000	↓ 47%
Vendor Finance Total Commitments	$ 2.2	$ 7.5	↓ 71%

Continue to make significant progress on several key issues

      2Q02  1Q01 Change
($ billions, except EPS)

Pro Forma EPS - Cont. ops.   ($ 0.20)   ($0.42) 52%
Operating Cash Flow   $ 0.2 ($ 2.2) 109%

Change in Expense Run Rate ($ 4.0) baseline $4.0
(annualized - excluding bad debt & customer financing)
Headcount   56,000 106,000 47%
Vendor Finance
Total Commitments $ 2.2 $ 7.5 71%

Key Financial Takeaways

Continue to make significant progress on several key issues

Forward-Looking Statement Disclosure

This presentation contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which we operate, our beliefs and our management's assumptions. Words such as expects, anticipates, targets, goals, projects, intends, plans, believes, seeks, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties include: the failure of the telecommunications market to improve or it improves at a slower pace than we anticipate; our ability to secure additional sources of funds if our sources of liquidity are unavailable; our credit ratings; our ability to comply with covenants and restrictions in our credit facility; our ability to complete our intended spinoff of Agere; our ability to continue to realize the benefits we expect from our restructuring program; our leverage and debt service obligations; our ability to compete effectively; our reliance on a limited number of key customers; our reliance on third parties to manufacture some of our products; the cost and other risks inherent in our long-term sales agreements; our exposure to the credit risk of our customers as a result of our vendor financing arrangements and accounts receivable; our ability to continue to provide vendor financing; our product mix and ability to keep pace with technological advances in our industry; the complexity of our products; existing and future litigation; our ability to protect our intellectual property rights and the expenses we may incur in defending such rights; our ability to retain and recruit key personnel; changes in environmental health and safety law; rapid changes to existing regulations or technical standards; and the social, political and economic risks of our foreign operations. For a further list and description of such risks and uncertainties, see the reports filed by Lucent with the Securities and Exchange Commission. In addition, see the prospectus and reports filed by Agere with the SEC for a further list and description of risks and uncertainties related to Agere. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, Lucent disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

This presentation contains forward-looking statements Forward-Looking Statement Disclosure